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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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JOHNSON CONTROLS, INC.

(Name of Registrant as Specified In Its Charter)

JOHNSON CONTROLS, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Johnson Controls, Inc.
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, Wisconsin 53201-0591
Notice of 2006
Annual Meeting
and Proxy Statement
Date of Notice: December 12, 2005

NOTICE OF THE 2006
ANNUAL MEETING OF SHAREHOLDERS
The Annual Meeting of Shareholders of Johnson Controls, Inc. will be held on Wednesday, January 25, 2006, at 11:00 A.M. CST, at the Renaissance Ross Bridge Hotel, 167 Sunbelt Parkway, Hoover, Alabama. The proposals to be voted on at the Annual Meeting are as follows:

1.	The election of four directors:

Dennis W. Archer
John M. Barth
Paul A. Brunner
Southwood J. Morcott

2.	Ratification of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2006.

3.	Approval of the Johnson Controls, Inc. Annual and Long-Term Incentive Performance Plan.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.
The Board of Directors recommends a vote FOR items 1, 2 and 3. The Board or proxy holders will use their discretion on other matters that may arise at the Annual Meeting.
If you were a shareholder of record at the close of business on November 17, 2005, you are entitled to vote at the Annual Meeting.
If you have any questions about the Annual Meeting, please contact:
Shareholder Services
Johnson Controls, Inc.
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, WI 53201-0591
(414) 524-2363
By Order of the Board of Directors.

Johnson Controls, Inc.
5757 North Green Bay Avenue
Post Office Box 591
Milwaukee, WI 53201-0591

December 12, 2005
Dear Shareholder:
The Johnson Controls Annual Shareholders’ Meeting will be convened on Wednesday, January 25, 2006, at 11:00 A.M. CST at the Renaissance Ross Bridge Hotel, 167 Sunbelt Parkway, Hoover, Alabama. The accompanying proxy statement, that details the business to be conducted at the Annual Shareholders’ Meeting, is being mailed to shareholders on or about December 12, 2005, together with its Annual Report on Form 10-K for fiscal 2005, which contains audited financial statements for the Company, and the Business and Sustainability Report. The Annual Report on Form 10-K and the Business and Sustainability Report are not to be regarded as proxy solicitation materials. Given the availability of management presentations to investors on the Internet throughout the year, the management presentation will be brief.
We are pleased to once again offer multiple options for voting your shares. As detailed in the “Questions and Answers” section of this notice, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method.
Thank you for your continued support of Johnson Controls.
Sincerely,
JOHNSON CONTROLS, INC.
John M. Barth
Chairman, Chief Executive Officer and President

*	Agenda items for the Annual Meeting

QUESTIONS AND ANSWERS
Q:    What am I voting on?

A:	You are voting on THREE proposals:

1.	Election of four directors for a term of three years:
                     Dennis W. Archer
                     John M. Barth
                     Paul A. Brunner
                     Southwood J. Morcott

2.	Ratification of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2006.
3.	Approval of the Johnson Controls, Inc. Annual and Long-Term Incentive Performance Plan.

Q:    What are the voting recommendations of the Board?

A:	The Board of Directors is soliciting this proxy and recommends the following votes:

•	FOR each of the directors;
•	FOR ratification of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2006;
•	FOR approval of the Johnson Controls, Inc. Annual and Long-Term Incentive Performance Plan.

Q:    Will any other matters be voted on?

A:	We are not aware of any other matters that you will be asked to vote on at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the Board or proxy holders will use their discretion on these matters as they may arise. Furthermore, if a nominee cannot or will not serve as director, then the Board or proxy holders will vote for a person whom they believe will carry out our present policies.

Q:    Why are we voting on a new compensation plan?

A:	The Johnson Controls, Inc. Annual and Long-Term Incentive Performance Plan (the “ALTIPP”) is a new compensation plan that is intended to replace the Company’s two Executive Incentive Compensation Plans (collectively, “EICP”) and the Company’s Long-Term Performance Plan (the “LTPP”). The Company will generally use the ALTIPP to provide an incentive for selected employees to achieve specified performance goals with a view toward enhancing shareholder value. As was the case with awards under the EICP and LTPP, awards granted under the ALTIPP can qualify as “qualified performance-based compensation” for tax purposes pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”). We have included a summary description of the ALTIPP in this proxy statement and have attached the full text of the ALTIPP to this proxy statement as Appendix A.

Q:    Who can vote?

A:	If you hold the Company’s Common stock, CUSIP No. 478366107, as of the close of business on November 17, 2005, then you are entitled to one vote per share at the Annual Meeting. There is no cumulative voting.

Q:    How do I vote?

A:	There are four ways to vote:

•	by Internet at http://www.eproxy.com/jci/. We encourage you to vote this way as it is the most cost-effective method;
•	by toll-free telephone at 1-800-560-1965;
•	by completing and mailing your proxy card; or
•	by written ballot at the Annual Meeting.

Q:    What is the effect of not voting?

A:	It will depend on how your share ownership is registered.

•	If shares you own are registered in your name and you do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.
•	If you own shares in “street name” through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares at its discretion depending on the proposals before the meeting. Your broker may vote your shares at its discretion and your shares will count toward the quorum requirement on “routine matters.” Regarding other proposals determined to be “non-routine”, your broker may not vote your shares. In those cases, the absence of voting instructions results in a “broker non-vote.” Broker non-vote shares are counted toward the quorum requirement but they do not affect the determination of whether a non-routine matter is approved or rejected. The Company believes that Proposals One and Two are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. Since the Company believes Proposal Three is a non-routine matter, broker non-vote shares will not affect the determination of whether it is approved or rejected. Your broker can also authorize, and the Company may also vote, at the discretion of the proxies, upon such other matters that may properly come before the meeting or any adjournments thereof.
•	If you own shares through a Johnson Controls retirement or employee savings and investment plan [401(k)], and you do not direct the trustee of the 401(k) plan to vote your shares, or if the trustee does not receive your proxy card by January 20, 2006, then the trustee will vote the shares credited to your account in the same proportion as the voting of shares for which the trustee receives direction from other participants.
•	Further, if you sign and return a proxy card for your shares but you do not indicate a voting direction, then the shares you hold will be voted FOR all nominees listed in Proposal One, FOR Proposal Two, FOR

Proposal Three, and, in the discretion of the proxies, upon such other matters that may properly come before the meeting or any adjournments thereof.

Q:    Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or phone;
•	returning a later-dated proxy card;
•	notifying Jerome D. Okarma, Vice President, Secretary and General Counsel, by written revocation letter addressed to the Milwaukee address listed on the front page; or
•	completing a written ballot at the Annual Meeting.

Q:    What vote is required to approve each proposal?

A:	The four director nominees receiving the greatest number of votes will be elected. Provided a quorum is present, the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2006 requires an affirmative majority vote. An affirmative vote of the majority of votes cast by the shareholders is required to approve and to ratify the proposed Johnson Controls, Inc. Annual and Long-Term Incentive Performance Plan.

Q:    Is my vote confidential?

A:	Yes. Only the election inspectors and certain individuals, independent of the Company, who help with the processing and counting of the vote have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company.

Q:    Who will count the vote?

A:	Wells Fargo Bank, N.A. will count the vote. Its representatives will serve as the inspectors of the election.

Q:    What shares are covered by my proxy card?

A:	The shares covered by your proxy card represent the shares of Johnson Controls stock you own that are registered with the Company and its transfer agent, Wells Fargo Bank, N.A., including those shares you own through the Company’s dividend reinvestment plan and employee stock purchase plan. Additionally, employees of the Company who have shares credited to Johnson Controls employee retirement and savings and investment plans [401(k)] are also covered by your proxy card. The trustee of these plans will vote these shares as directed.

Q:    What does it mean if I get more than one proxy card?

A:	It means your shares are held in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder services, we encourage you to have all your non-broker account shares registered in the same name and address. You may do this by contacting our transfer agent, Wells Fargo Bank, N.A., toll-free at 1-877-602-7397.

Q:    Who can attend the Annual Meeting?

A:	All shareholders of record as of the close of business on November 17, 2005, can attend the meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first arrival basis.

Q:    What do I need to attend the Annual Meeting?

A:	To attend the Annual Meeting, please follow these instructions:

•	To enter the Annual Meeting, bring your proof of ownership of Johnson Controls stock and a form of identification; or
•	If a broker or other nominee holds your shares, bring proof of your ownership of Johnson Controls stock through such broker or nominee and a form of identification.

Q:    Will there be a management presentation at the Annual Meeting?

A:	A brief management presentation will be given at the Annual Meeting.

Q:    Can I bring a guest?

A:	Seating availability at the Annual Meeting is limited.

Q:    What is the quorum requirement of the Annual Meeting?

A:	A majority of the outstanding shares on November 17, 2005 constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast “FOR” or “AGAINST” any of the proposals. On the record date, 193,511,283 shares of our Common stock were outstanding.

Q:    How much did this proxy solicitation cost?

A:	The Company will primarily solicit proxies by mail and will cover the expense of such solicitation. Georgeson Shareholder Communications Inc. will help us solicit proxies from all brokers and nominees at a cost of $10,000 plus expenses. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse brokers or other nominees for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

Q:    How do I recommend or nominate someone to be considered as a director for the 2007 Annual Meeting?

A:	You may recommend any person as a candidate for director by writing to Jerome D. Okarma, Vice President, Secretary and General Counsel of the Company. All submissions of recommendations from shareholders are reviewed by the Corporate Governance Committee. The Corporate Governance Committee will determine whether the candidate is qualified to serve on the Board of Directors of Johnson Controls, Inc. by evaluating the candidate using the criteria contained under the “Director Qualifications and Selection” section of the Company’s Corporate Governance Guidelines, which is discussed under “Proposal One: Election of Directors — Nominating Committee Disclosure.” Alternatively, if you are a shareholder of record and are entitled to vote at the Annual Meeting, then you may nominate any person for director by writing to Jerome D. Okarma. Your letter must include your intention to nominate a person as a director and include the candidate’s name, biographical data, and qualifications, as well as the written consent of the person to be named in the Company’s proxy statement as a nominee and to serve as a director. To nominate a person as a director for the 2007 Annual Meeting, the Company’s By-Laws require that shareholders send written notice no sooner than September 28, 2006, and no later than October 28, 2006. A copy of the Corporate Governance Guidelines is provided at the Company’s website at http://www.johnsoncontrols.com/governance or you may request a copy of these materials by contacting Shareholder Services at the address or phone number provided in the Questions and Answers section of this proxy statement and they will be mailed to you at no cost.

Q:    When are shareholder proposals due for the 2007 Annual Meeting?

A:	Shareholder proposals must be received by the Company, pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934, by August 14, 2006, to be considered for inclusion in the Company’s proxy materials for the 2007 Annual Meeting.

Q:    What are the requirements for proposing business other than by a shareholder proposal at the 2007 Annual
        Meeting?

A:	A shareholder who intends to propose business at the 2007 Annual Meeting other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, must comply with the requirements set forth in the Company’s By-Laws. Among other things, a shareholder must give written notice of the intent to propose business before the Annual Meeting to the Company not less than 45 days and not more than 75 days prior to the month and day in the current year corresponding to the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting. Therefore, since the Company anticipates mailing its proxy statement on December 12, 2005, the Company must receive notice of shareholder intent to propose business before the Annual Meeting, submitted other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, no sooner than September 28, 2006, and no later than October 28, 2006.

If the notice is received after October 28, 2006, then the notice will be considered untimely and the Company is not required to present the shareholder information at the 2007 Annual Meeting. If the Board of Directors chooses to present any information submitted, other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, after October 28, 2006, at the 2007 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2007 Annual Meeting may exercise discretionary voting power with respect to such information.

Q:    Where can I find Corporate Governance materials for Johnson Controls?

A:	The Company’s Ethics Policy, Corporate Governance Guidelines, Disclosure Policy, Communication Policy, Securities Exchange Commission Filings (including the Company’s Form 10-K and Section 16 insider trading transactions), and the Charters for the Audit, Executive, Pension and Benefits, Qualified Legal Compliance, Compensation, Disclosure and Corporate Governance Committees of the Company’s Board of Directors are provided at the Company website at http://www.johnsoncontrols.com/governance or you may request a copy of these materials by contacting Shareholder Services at the address or phone number provided in the Questions and Answers section of this proxy statement. Materials you request will be sent free of charge. The Ethics Policy applies to all employees, including the chief executive officer, the chief operating officer, the chief financial officer and chief accounting officers, as well as the Board of Directors. Any amendments to, or waivers of, the Ethics Policy, as approved by the Board of Directors, will be promptly disclosed on the Company’s website.

Q:    How can I obtain Corporate Governance materials for Johnson Controls if I do not have access to the Internet?

A:	You may receive a copy of Johnson Controls Corporate Governance materials free of charge by:

•	contacting the Manager of Shareholder Services at 1-800-524-6220; or
•	writing to:

Johnson Controls, Inc.
Attn: Shareholder Services X-32
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, WI 53201-0591

Q:    What is the process for reporting possible violations of Johnson Controls policies?

A:	Employees may anonymously report a possible violation of Johnson Controls’ policies by calling 1-866-444-1313 in the U.S. and Canada, or 678-250-7578 if located elsewhere. Reports of possible violations of the Ethics Policy may also be made to Jerome D. Okarma, Vice President, Secretary and General Counsel, at Jerome.D.Okarma@jci.com or to the attention of Mr. Okarma at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Reports of possible violations of financial or accounting policies may be made to the Chairman of the Audit Committee. Paul A. Brunner will serve as Chairman of the Audit Committee until January 2006 and reports of possible violations may be sent to Paul.Brunner@jci.com or to the attention of Mr. Brunner at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Thereafter, Robert A. Cornog will become Chairman of the Audit Committee. At that point, reports of possible violations may be sent to Robert.A.Cornog@jci.com or to the attention of Mr. Cornog at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Reports of possible violations of the Ethics Policy that the complainant wishes to go directly to the Board may be addressed to the Chairman of the Corporate Governance Committee, Robert L. Barnett, at Robert.L.Barnett@jci.com or to the attention of Mr. Barnett at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591.

The Company’s Ethics Policy is applicable to the members of the Board of Directors and to all of the Company’s employees, including, but not limited to, the principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions.

Q:    How do I obtain more information about Johnson Controls, Inc.?

A:	To obtain additional information about the Company you may contact Shareholder Services by:

•	calling the Manager of Shareholder Services, at 1-800-524-6220;
•	visiting the website at www.johnsoncontrols.com; or

•	writing to:

Johnson Controls, Inc.
Attn: Shareholder Services X-32
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, WI 53201-0591

Q:    If more than one shareholder lives in my household, how can I obtain an extra copy of this proxy statement?

A:	Pursuant to the rules of the Securities Exchange Commission, services that deliver the Company’s communications to shareholders who hold their stock through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s proxy statement. Upon written or oral request, the Company will mail a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. You may contact the Company with your request by calling or writing to Shareholder Services at the address or phone number provided above. Materials you request will be mailed to you at no cost.
PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.
Promptly returning your proxy card or voting via telephone or the Internet will help to reduce the cost of this solicitation.

PROPOSAL ONE:     ELECTION OF DIRECTORS

Appointment of Eugenio Clariond Reyes-Retana:	Pursuant to the Company’s By-Laws and Corporate Governance Guidelines, the Board of Directors has appointed Eugenio Clariond Reyes-Retana as a director. Mr. Clariond was nominated for director by the Corporate Governance Committee and evaluated pursuant to the process described in the “Nominating Committee Disclosure” section of this proxy. The Board has determined that Mr. Clariond is qualified to serve as a director based upon the standards outlined in the “Director Qualifications and Selection” section of the Corporate Governance Guidelines.

Board Structure:	The Board of Directors consists of 13 members. The directors are divided into three classes. At each Annual Meeting, the term of one class expires. Directors in each class serve three-year terms, or until the director’s earlier retirement pursuant to the Board of Directors Retirement Policy, or until his or her successor is duly qualified and elected.

Shareholder Communication with the Board:	We encourage shareholder communication with directors. General communication with any member of the board may be sent to his or her attention at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Communications regarding financial or accounting policies may be made to the Chairman of the Audit Committee. Paul A. Brunner will serve as Chairman of the Audit Committee until January 2006 and communications may be sent to Paul.Brunner@jci.com or to the attention of Mr. Brunner at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Thereafter, Robert A. Cornog will become Chairman of the Audit Committee. At that point, communications may be sent to Robert.A.Cornog@jci.com or to the attention of Mr. Cornog at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Other communications may be made to the Chairman of the Corporate Governance Committee, Robert L. Barnett, at Robert.L.Barnett@jci.com or to the attention of Mr. Barnett at the address noted above. The Company does not screen emails to these individuals. The Company does, however, screen regular mail for security purposes.

Director Attendance at the Annual Meeting:	The Company has a long-standing policy of director attendance at the Annual Meeting. All of the directors except Mr. Davis attended the 2005 Annual Meeting of Shareholders.

Nominating Committee Disclosure:	The Corporate Governance Committee (the “Committee”) serves the nominating committee role. The material terms of this role are described in the Committee’s Charter, a description of which is located under the “Board Committees” section of this proxy. The Committee’s entire Charter, the Corporate Governance Guidelines, and the Committee’s procedures are published on the Company’s website. The “Committee Independence” section of the Corporate Governance Guidelines requires that all members of the Committee be independent, as defined by the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. The Committee has a process under which all director candidates, regardless of whether nominated as required by the By-laws, or recommended, are identified and evaluated. In order to identify director candidates, the Committee maintains a file of recommended potential director nominees (including those recommended by shareholders), solicits candidates from current directors, evaluates recommendations and nominations by shareholders, and will, if deemed appropriate, retain, for a fee, recruiting professionals to identify and evaluate candidates. The Committee uses the following criteria, among others, to evaluate any candidate’s capabilities to serve as a member of the Board: attendance, independence, time commitments, conflicts of interest, ability to contribute to the oversight and governance of the Company and experience with a business of similar size, scope and multinational involvement as the Company. Further, the Committee reviews the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in related industries, such as automotive and electronics, and in functional areas, such as financial, manufacturing, technology, labor, employment and investing areas. The Committee will also evaluate each candidate who may stand for reelection based upon the preceding criteria before nominating such director for reelection. Therefore, all director candidates will be evaluated in a similar matter regardless of how each director was identified, recommended, or nominated. No director candidates were nominated by third parties during the year. One director candidate was recommended during the year.

BOARD NOMINEES
At the Annual Meeting, four directors will be elected for terms expiring in 2009. The nominees for election as recommended by the Corporate Governance Committee and selected by the Board of Directors are Dennis W. Archer, John M. Barth, Paul A. Brunner, and Southwood J. Morcott. Each person elected as a director will serve until the Annual Meeting of Shareholders in 2009, or until his successor has been duly qualified and elected. Brief biographies of the director nominees and continuing directors follow. The Board recommends that you vote FOR the election of Dennis W. Archer, John M. Barth, Paul A. Brunner and Southwood J. Morcott.

Dennis W. Archer
Director since 2002
Age 63
Chairman, Dickinson Wright PLLC, Detroit, Michigan since 2002 (law firm). Mr. Archer served as president of the American Bar Association from 2003 to 2004. Mr. Archer served as Mayor of Detroit from 1994 to 2001. Mr. Archer is also a director of Compuware Corp. and Masco Corp. Mr. Archer serves on the Audit Committee of Masco Corp.

John M. Barth
Director since 1997
Age 59
Chairman of the Board of Directors since 2004, Chief Executive Officer and President, Johnson Controls, Inc. Mr. Barth became Chief Executive Officer on October 1, 2002 and President on September 28, 1998. Previously, Mr. Barth served as Chief Operating Officer and has been a member of the Board of Directors of Johnson Controls, Inc. since 1997.

Paul A. Brunner
Director since 1983
Age 70
President and Chief Executive Officer, Spring Capital, Inc., Stamford, Connecticut, since 1985 (international investment management). President and Chief Executive Officer, ASEA, Inc., 1982 to 1984. President and Chief Executive Officer, Crouse Hinds Co., 1967 to 1982. From 1959 to 1967, he worked for Coopers & Lybrand, an accounting firm, as an audit supervisor, New York office. Mr. Brunner also serves as Chairman of the Audit Committee and financial expert of Trex Company, Inc.

Southwood J. Morcott
Director since 1993
Age 67
Retired Chairman of the Board, President, and Chief Executive Officer, Dana Corp., Toledo, Ohio (vehicular and industrial systems manufacturer). Mr. Morcott is a director of CSX Corp. and Navistar International Corp. Mr. Morcott serves as the Chairman of the Compensation Committee of Navistar International Corp.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ITS NOMINEES.
CONTINUING DIRECTORS
Terms Expire at the 2007 Annual Meeting:

Robert L. Barnett
Director since 1986
Age 65
Retired Executive Vice President, Motorola, Inc., Schaumburg, Illinois (manufacturer of electronics products). Mr. Barnett served as Executive Vice President of Motorola from 2003 to 2005. Prior to that, he served as President and Chief Executive Officer, Commercial, Government and Industrial Solutions Sector, Motorola, Inc., from 1998 to 2002. Mr. Barnett is a director of Central Vermont Public Service and USG Corp. Mr. Barnett serves on the Compensation Committee of Central Vermont Public Service and is Chairman of the Audit Committee of USG Corp.

Eugenio Clariond Reyes-Retana
Director since 2005
Age 62
Chairman of the Board and Chief Executive Officer, Grupo IMSA S.A., Nuevo Leon, Mexico, since 2003 (industrial conglomerate specializing in steel, aluminium and plastic products). Prior to that time he was the Chief Executive Officer of Grupo IMSA, S.A. Mr. Clariond serves as a director of Chaparral Steel, Grupo Financiero Banorte S.A., Grupo Industrial Saltillo S.A., and Navistar International Corp. Mr. Clariond serves on the Audit Committee of Grupo Industrial Saltillo, S.A. and on the Compensation Committees of Chaparral Steel and Navistar International Corp.

Willie D. Davis
Director since 1991
Age 71
President, All Pro Broadcasting Inc., Los Angeles, California, since 1977 (radio broadcasting). Mr. Davis is a director of Alliance Bank Co., Checkers Drive-In Restaurants, Inc., Dow Chemical Co., Manpower, Inc., MGM Grand Inc., and Sara Lee Corp. Mr. Davis serves on the Audit Committees of Checkers Drive-In Restaurants, Inc. and Sara Lee Corp. and is a member of the Compensation Committee of Dow Chemical Co.

Jeffrey A. Joerres
Director since 2001
Age 46
Chief Executive Officer, President and Director since 1999, and Chairman of the Board since 2001, Manpower, Inc., Milwaukee, Wisconsin (provider of staffing services). Mr. Joerres served as Senior Vice President of European Operations from 1998 to 1999, and Senior Vice President of Major Account Development from 1995 to 1998. Mr. Joerres is a director of Artisan Funds and the National Association of Manufacturers and serves on the board of trustees for the Committee for Economic Development. Mr. Joerres serves on the Audit Committee of Artisan Funds.

Richard F. Teerlink
Director since 1994
Age 69
Retired Chairman of the Board and President and Chief Executive Officer, Harley-Davidson, Inc., Milwaukee, Wisconsin, 1998 and 1997, respectively (manufacturer of motorcycles). Mr. Teerlink was a member of the board of directors of Harley-Davidson, Inc. from 1987 to 2002. Mr. Teerlink is a director of Snap-on, Inc. Mr. Teerlink serves as Chairman of the Audit Committee of Snap-On, Inc.
Terms Expire at the 2008 Annual Meeting:

Natalie A. Black
Director since 1998
Age 55
Senior Vice President, General Counsel and Corporate Secretary, Kohler Co., Kohler, Wisconsin since 2001 (manufacturer and marketer of plumbing products, power systems and furniture). Ms. Black also served as Group President for Kohler Co. from 1998 to 2001.

Robert A. Cornog
Director since 1992
Age 65
Retired Chairman of the Board of Directors, Chief Executive Officer and President, Snap-on, Inc., Kenosha, Wisconsin (tool manufacturer). He served as Chief Executive Officer and President from 1991 to 2001 and as Chairman from 1991 to 2002. Mr. Cornog is a director of Oshkosh Truck Corp. and Wisconsin Energy Corp. (“We Energies”). Mr. Cornog serves on the Audit Committee of We Energies.

William H. Lacy
Director since 1997
Age 60
Former Chairman and Chief Executive Officer, MGIC Investment Corp., Milwaukee, Wisconsin (provider of private mortgage insurance). Mr. Lacy retired at the end of 1999 after a 28-year career at MGIC Investment and its principal subsidiary, Mortgage Guaranty Insurance Corp. (MGIC), the nation’s leading private mortgage insurer. Mr. Lacy is a Director of American Capital Access (ACA Capital) and Ocwen Financial Corp. He serves on the Risk Management Committee of ACA Capital and on the Audit Committee of Ocwen Financial Corp.

Stephen A. Roell
Director since 2004
Age 55
Vice Chairman of the Board of Directors and Executive Vice President, Johnson Controls, Inc. Mr. Roell was elected Vice Chairman in 2005 and Executive Vice President in 2004. He served as Chief Financial Officer of Johnson Controls, Inc. from 1991 to 2005.

PROPOSAL TWO:
RATIFICATION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2006
We ask that you ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.
PricewaterhouseCoopers LLP has audited our accounts for many years. The Board appointed them as independent auditors for fiscal year 2006 upon recommendation of the Audit Committee.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS JOHNSON CONTROLS’ INDEPENDENT AUDITORS FOR 2006.
PROPOSAL THREE:
APPROVAL OF JOHNSON CONTROLS, INC. ANNUAL
AND LONG-TERM INCENTIVE PERFORMANCE PLAN
The Company is asking shareholders to approve the Johnson Controls, Inc. Annual and Long-Term Incentive Performance Plan (the “ALTIPP”). This is a new compensation plan that provides for cash bonuses and that is intended to replace the Company’s two Executive Incentive Compensation Plans (together the “EICP”) and the Company’s Long-Term Performance Plan (the “LTPP”). The Company will generally use the ALTIPP to provide an incentive for selected employees to achieve specified performance goals with a view toward enhancing shareholder value. The Company must obtain shareholder approval of the ALTIPP at the Annual Meeting to enable the Company to pay compensation under the ALTIPP that will constitute “qualified performance-based compensation” for tax purposes pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Once approved, the plan must be reapproved by the shareholders every five years. The following summary description is qualified in its entirety by reference to the full text of the ALTIPP, which is attached to this proxy statement as Appendix A.
Summary of Proposal. The Company provides a total compensation opportunity for its key employees that includes cash incentive compensation, the payment of which is dependent upon achieving performance objectives. The Company has historically provided this incentive compensation opportunity through its EICP and LTPP. However, under the EICP and LTPP, the Company had a limited choice of performance measures that the Company could use as the basis for awards. The amounts that the Company has paid under the EICP and LTPP plans in each of the past three years to the five named executive officers are included in bonus amounts and long-term incentive payouts amounts, respectively, set forth in the Summary Compensation Table.
The purpose of the ALTIPP is to consolidate the EICP and LTPP into a single framework and to expand the performance measures that the Company may use as the basis for awards, thus motivating key employees to achieve outstanding performance based on performance measures that are aligned with the Company’s strategic goals.

Under the ALTIPP, the plan administrator will establish potential awards and pertinent performance criteria at the beginning of each performance period. After the end of each performance period, the amount payable to a participant will be determined based upon actual performance.
In addition, in conjunction with the adoption of the ALTIPP, the Compensation Committee of the Board of Directors (the “Committee”) terminated awards granted under the LTPP for the three-year performance periods ending on September 30, 2006 and 2007, respectively. In their place, the Committee (or the Chief Executive Officer with respect to non-executive officer participants) has made new awards under the ALTIPP covering the same three-year periods at the same target levels but using different performance measures. In addition, the Committee (or the Chief Executive Officer with respect to non-executive officer participants) has made an annual award for Fiscal 2006 and a long-term award for the three-year performance period beginning on October 1, 2005 under the ALTIPP. The termination of the two prior awards under the LTPP and the effectiveness of all of the new awards under the ALTIPP are contingent on shareholder approval of the ALTIPP at the 2006 Annual Meeting.
Key Terms of the ALTIPP.
Administration. The Committee administers the ALTIPP with respect to executive officers, and the Chief Executive Officer of the Company administers the ALTIPP with respect to all other participants. The Committee and the Chief Executive Officer are referred to in this section as the “Administrator.” The Administrator may delegate some or all of its authority to officers of the Company, except that the Committee may not delegate authority with respect to awards that are intended to comply with Section 162(m).
Eligibility. In general, all key employees of the Company and of its affiliates that the Administrator designates are eligible to participate in the ALTIPP. As of October 1, 2005, the number of eligible individuals was approximately 1,900. The Administrator selects, in its sole discretion, the eligible employee participants in the ALTIPP. Although participants are generally selected prior to or during the first 90 days of a performance period, the Administrator may select a key employee to become a participant during a performance period, such as when a key employee is hired or promoted into an eligible position.
Grant of Awards. There are two types of awards that may be granted under the ALTIPP: annual awards, which have a performance period of no more than one fiscal year, and long-term awards, which have a performance period of more than one fiscal year. The fiscal year may be that of the Company or any affiliate, as determined by the Administrator. At the time it selects a participant, the Administrator will determine whether to grant an annual award, a long-term award, or both to such participant.
At the time it makes an award, the Administrator specifies the performance period, the potential amount that may be earned under the award and the performance goals that must be met for an amount to be paid. The ALTIPP provides that the

Administrator may use any one or more of the following financial performance measures for purposes of establishing the performance goals:

* Basic earnings per common share for
   the Company on a consolidated basis

* Product quality

* Total shareholder return

* Net sales

* Cost of sales

* Selling, general and administrative
   expenses

* Diluted earnings per common share
   for the Company on a consolidated
basis	* Operating income * Income before interest and/or the provision for income taxes * Net income * Accounts receivable * Inventories * Return on equity * Return on assets	* Return on capital

* Economic value added, or other
   measure of profitability that considers
   the cost of capital employed

* Net cash provided by operating
   activities

* Net increase (decrease) in cash and
   cash equivalents

* Customer satisfaction

* Market share

* Gross profit
The performance categories described above may be determined for the Company, for an affiliate, or for any business unit or division as the Administrator determines. In addition, with respect to awards that are not intended to comply with Section 162(m), the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above.
The ALTIPP does not specify target performance for the performance measures. Rather, as to each performance measure that the Administrator selects, the Administrator also establishes specific performance goals and a performance scale that will be used to measure performance and determine the amount payable.
The ALTIPP permits the Administrator to grant prorated awards or additional awards after the beginning of a performance period to provide appropriate incentives to newly-hired or newly-eligible key employees. The Administrator may also adjust an award to reflect a participant’s demotion or promotion, or transfer of employment among the Company and its affiliates. The Administrator may also generally cancel an award at any time.
Following the end of each performance period, the Administrator will certify the extent to which the performance goals established for that period and any other material terms of the award have been achieved. Based on this result, the Administrator (or its delegee) will calculate the performance award amount for each participant. For annual performance awards, the Administrator has discretion to adjust this award amount up or down by 20% based on the participant’s individual performance and attainment of the performance goals. However, for participants subject to Section 162(m), the Administrator may only adjust the award amount downward.
Payment of the performance awards is made in cash. Certain participants may be permitted to defer the payment of their performance awards under the Company’s Executive Deferred Compensation Plan.
Other Limitations. The ALTIPP provides that the Company may not pay amounts in excess of $6 million to any one participant under any and all annual awards granted to the participant with performance periods that end in the same fiscal year of the Company, and the Company may not pay amounts in excess of

$6 million to any one participant under any and all long-term awards granted to the participant with performance periods that end in the same fiscal year of the Company.
Transferability Restrictions. Participants generally may not transfer performance awards or subject them in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge.
Termination of Employment. A participant whose employment terminates prior to the end of a performance period for reasons other than death, disability or retirement generally is not entitled to receive a payment under any performance award for that performance period. If termination is due to death, disability or retirement, unless the Administrator determines otherwise, payment of the award amount will be made at the end of the performance period, but the amount will be prorated to reflect the participant’s period of actual employment during the performance period.
Change of Control. In connection with a Change of Control (as defined in the ALTIPP), participants will receive an immediate payment of the maximum amount that could be paid under the performance awards, but prorated to reflect the length of time that has elapsed since the first day of the performance period.
Termination of or Change to the ALTIPP. The Committee may from time to time or at any time suspend or terminate the ALTIPP or amend the ALTIPP in any manner without obtaining further shareholder approval. However, if the Committee amends the ALTIPP to increase the maximum amount that can be paid to a participant for any annual or long-term award or to change the financial performance categories or to increase the class of employees eligible to participate in the ALTIPP, then further shareholder approval would be required to retain the benefits afforded by shareholder approval of the ALTIPP under Section 162(m) in respect of awards to which such changes apply. In addition, the Employee Benefits Policy Committee of the Company may make ministerial or administrative amendments to the ALTIPP, or changes required for the ALTIPP to comply with any applicable law.
Effect on Outstanding Awards Under the LTPP. As discussed above, subject to shareholder approval of the ALTIPP, the three-year performance awards granted under the LTPP for periods ending September 30, 2006 and September 30, 2007, respectively, were terminated as of the effective date of the ALTIPP. The Administrator terminated these awards because it determined that the performance criterion established for those awards as required by the terms of the LTPP — return on shareholders’ equity — unnecessarily duplicates the performance criteria used for annual awards.
To provide strong motivation to executives to achieve outstanding performance based on criteria that is aligned with the Company’s strategic goals, the Administrator granted new long-term performance awards covering the same three-year periods that the terminated awards covered, but utilizing the new performance goals available under the ALTIPP. These grants were made at the time of adoption of the ALTIPP, subject to shareholder approval of the ALTIPP. These new awards do not qualify as performance-based compensation under Section 162(m).
If the shareholders do not approve the ALTIPP, then all previously granted outstanding awards under both the EICP and LTPP will continue to be in effect, but the performance scale for the LTPP awards will be modified from a “stair-step” to a linear scale.

New Plan Benefits. The Compensation Committee selected all executive officers to receive annual awards for fiscal year 2006 and long-term awards for the three-year period beginning in fiscal year 2006 under the ALTIPP. In addition, the Compensation Committee granted each participant long-term awards to replace outstanding awards terminated under the LTPP. The target amounts payable under the replacement awards remain unchanged. The 2004 — 2006 awards were disclosed in the Company’s proxy statement for the 2005 Annual Meeting and the 2005 — 2007 awards are disclosed under “Long Term Incentive Plans — Awards in Fiscal 2005” in this proxy statement.
The following table identifies the target amounts under the ALTIPP for the persons noted, which are contingent on shareholder approval of the ALTIPP. Because the target amounts are not determinable as they depend on each executive’s base salary at the end of the applicable performance period, the following table identifies the target amounts for each executive based on the executive’s base salary at January 1, 2006. Note that non-employee directors are not eligible to participate in the ALTIPP.

		Target Amount —
		Long-Term
	Target Amount —	Awards
	Annual Award	Fiscal Years
Name and Position	Fiscal 2006	2006-2008

John M. Barth,	$1,440,000	$1,872,000
Chairman, Chief Executive Officer and President
Stephen A. Roell,	$810,000	$765,000
Vice Chairman and Executive Vice President
Keith E. Wandell,	$680,000	$723,000
Executive Vice President and President, Automotive Group
Giovanni Fiori,	$540,000	$574,000
Executive Vice President, International
John P. Kennedy,	$426,000	$426,000
Executive Vice President and President, Controls Group
Executive Group(1)	$3,959,000	$3,522,000
Non-Executive Officer Employee Group	$40,945,000	$3,594,000

(1)	Note that the “Executive Group” refers to all of the Company’s current executive officers as a group, excluding Messrs. Barth, Roell, Wandell, Fiori and Kennedy.
Approval and Ratification of the ALTIPP. An affirmative vote of the majority of votes cast by the shareholders is required to approve and to ratify the proposed Johnson Controls, Inc. Annual and Long-Term Incentive Performance Plan.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE JOHNSON CONTROLS, INC. ANNUAL AND LONG-TERM INCENTIVE PERFORMANCE PLAN.

BOARD INFORMATION

Board Meetings:	In 2005, the Board held a total of six regular meetings and one special meeting. Each director of the Company attended at least 92% of the aggregate number of meetings of the Board and the total number of meetings of all committees of the Board on which such director served during the time each such director was a member of the Board. The Board has a presiding director position. The presiding director is a rotational assignment held in turn by the independent Chairman of the Audit, Corporate Governance, Compensation, and Pension and Benefits Committees. In addition, the Board requires executive sessions of the independent directors. During these executive sessions, and when the chairman is unavailable for regular Board meetings, the presiding director has the power to lead the meeting, set the agenda, and determine the information to be provided.

Board Independence:	The Board of Directors has established a categorical standard to assist it in making determinations of director independence. Under this standard, if a director is or was an executive officer, employee or director of, or has or had any other relationship with, another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in its last fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues, then that relationship will not be considered to be a material relationship that would impair a director’s independence. The Board of Directors has affirmatively determined by resolution that none of the directors or director nominees (with the exception of John M. Barth, Eugenio Clariond Reyes-Retana and Stephen A. Roell) has any other material relationship with the Company. Accordingly, subject to the three exceptions noted, the Board of Directors has determined that the director nominees and remaining directors are independent.

Board Succession Plan:	The Board Succession Plan is designed to maintain effective shareholder representation and has three important elements. First, the mandatory retirement age for directors is 72 years of age. Second, no director shall serve as a committee chair after reaching his or her 70th birthday. One year prior to a committee chair’s 70th birthday, a transition process will be implemented in which the new chair will work collaboratively with the retiring chair as duties and responsibilities are transitioned. Both the current chair and the successor will receive $5,000 per meeting. Third, at the time a Chief Executive Officer shall either resign or retire from the Company, he or she shall resign and retire from the Board as well, following a transition period which is mutually agreed upon between the Chief Executive Officer and the Compensation Committee.

In accordance with the Board Succession Plan, Mr. Brunner worked collaboratively with Mr. Cornog throughout fiscal year 2005 to transition chairmanship of the Audit Committee to Mr. Cornog. Effective January 2006, Mr. Cornog will become Chair of the Audit Committee. Mr. Brunner will remain a member of the committee.

The Corporate Governance Guidelines and Corporate Governance Committee Charter are provided at the Company website: http://www.johnsoncontrols.com/governance or you may request a copy of these materials by contacting Shareholder Services at the address or phone number provided in the Questions and Answers section of this proxy statement.

Board Evaluation:	Every year the Board conducts an evaluation of the directors, the committees, and the Board to determine the effectiveness of the Board. The manner of this evaluation is determined annually in order to ensure the procurement of accurate and insightful information. During the Company’s 2005 fiscal year, each director completed a self-assessment questionnaire as a means to evaluate the effectiveness of the Board and its committees. Based upon the input of each director, a list was compiled which identified potential areas for improvement. As a result of the quality of the information obtained through this evaluation process, the Board was able to objectively evaluate its processes and enhance its procedures to allow for greater director, committee, and Board effectiveness.

Board Committees:	Executive Committee: The primary functions of the committee are to exercise all the powers of the Board when the Board is not in session, as permitted by law. The Executive Committee held one meeting last year.

Audit Committee: The primary functions of the committee are to:

• Review and discuss the audited financial statements with management for inclusion of the financial statements and related disclosures in the Company’s Annual Report to Shareholders;

• Review annually the internal audit and other controls established by management;

• Review the results of management’s and the independent accountant’s assessment of the design and operating effectiveness of the Company’s internal controls in accordance with the Sarbanes-Oxley Act of 2002;

• Review the financial reporting process and selection of accounting policies;

• Review management’s evaluation and proposed selection of independent accountants;

• Review the audit plans prepared by internal audit and independent accountants;

• Review applicable confidential reporting of possible concerns regarding internal accounting controls, accounting and auditing matters;

• Pre-approve all auditing services and permitted non-audit services to be performed by the Company’s independent accountants;

• Review significant issues concerning litigation, contingent liabilities, tax and insurance as reflected in periodic reports to the Securities and Exchange Commission;

• Report the results or findings of all activities to the Board on a periodic basis; and

• Review annually the Committee’s performance and report its findings and recommendations to the Board.

The Audit Committee held eight regular meetings last year. All members are independent as defined by the New York Stock Exchange listing standards.

Compensation Committee: The primary functions of the committee are to:

• Recommend to the Board the selection and retention of officers and key employees;

• Review and approve compensation for the Chief Executive Officer and senior executives;

• Administer and recommend amendments to the executive compensation plans;

• Establish objectives, determine performance, and approve salary adjustments of the Chief Executive Officer;

• Approve disclosure statements of executive compensation;

• Approve the retention and termination of outside compensation consultants;

• Review the Company’s executive compensation programs with outside consultants and recommend such programs to the Board;

• Review annually the Committee’s performance and report its findings and recommendations to the Board;

• Review a management succession plan and recommend management succession decisions;

• Review and approve employment related agreements for the Chief Executive Officer and senior executives; and

• Report the results or findings of these activities to the Board on a periodic basis.

The Compensation Committee held five meetings last year. All members are independent as defined by the New York Stock Exchange listing standards. In addition, no member of the Compensation Committee has served as one of the Company’s officers or employees at any time. Further, none of the Company’s executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Corporate Governance Committee: The primary functions of the committee are to:

• Recommend to the Board nominees for directors;

• Consider shareholder nominated candidates for election as directors;

• Recommend the size and composition of the Board;

• Develop guidelines and criteria for the qualifications of directors for Board approval;

• Approve director compensation programs;

• Approve committees, committees’ rotational assignments, and committee structure for the Board;

• Approve and review performance criteria for the Board;

• Review annually the Committee’s performance and report its findings and recommendations to the Board;

• Review and recommend corporate governance practices and policies of the Company;

• Review and decide on conflicts of interest that may affect directors; and

• Report the results or findings of these activities to the Board on a periodic basis.

The Corporate Governance Committee held five meetings last year. All members are independent as defined by the New York Stock Exchange listing standards.

Pension and Benefits Committee: The primary functions of the committee are to:

• Review actuarial assumptions and actuarial valuation of the pension plans on an annual basis;

• Review investment policies of the funds of employee benefit plans;

• Select and terminate investment managers as appropriate;

• Review with investment advisors past performance and current investment strategy;

• Monitor Company policies affecting employee benefit plans;

• Review plan provisions annually, and propose amendments when necessary; and

• Review annually the Committee’s performance and report its findings and recommendations to the Board.

The Pension and Benefits Committee held five meetings last year. All members are independent as defined by the New York Stock Exchange listing standards.

BOARD COMMITTEE MEMBERSHIP
Johnson Controls Board Committee Membership

Pension
				Corporate	and
	Audit	Executive	Compensation	Governance	Benefits

Dennis W. Archer			✓	✓
Robert L. Barnett		✓		*	✓
John M. Barth		*
Natalie A. Black				✓	✓
Paul A. Brunner	*		✓
Robert A. Cornog	✓	✓
Willie D. Davis	✓	✓
Jeffrey A. Joerres			✓		✓
William H. Lacy			✓		*
Southwood J. Morcott			*	✓
Eugenio Clariond Reyes-Retana
Stephen A. Roell
Richard F. Teerlink	✓	✓
* Chair of Committee
✓ Committee Member
BOARD COMPENSATION

Retainer and Fees:	Non-employee directors receive a $90,000 annual retainer. To encourage such directors to own our shares, they receive 50% of their retainer in our Common stock each year. The stock is priced as of the date of the Annual Meeting. New directors also receive a grant of 800 shares of Common stock upon election or appointment and a pro rata share of the annual retainer for the remainder of the year. This stock is priced as of the 1st working day of the month after appointment as a new director. The Common stock portion of the annual retainer and the initial grant have been provided pursuant the 2003 Stock Plan for Outside Directors.

Directors also receive $1,500 for each Board or committee meeting they attend, or $5,000 for each meeting they attend of which they are the Chairperson or for which they are the successor to the Chairperson under the Board Succession Plan. Non-employee directors are also reimbursed for any related expenses.

Non-employee directors are permitted to defer all or any part of their retainer and fees under the Deferred Compensation Plan for Certain Directors. The amount deferred may be invested in any of the accounts available under the Company’s qualified Savings and Investment Plan [401(k)], as the director elects. The deferred amount plus earnings, or gain and dividends, as applicable, are paid to the board member after the director retires or otherwise ceases service on the Board.

Other Compensation:	Non-employee directors are eligible to participate in a Director Share Unit Plan. The Company credits $35,000 worth of stock units annually into each non-employee director’s account at the then current market price. Such units are accumulated and credited with dividends until retirement at which time the units will be paid out based upon the market price of the Common stock at that time.
COMPENSATION COMMITTEE REPORT

The Committee:	The Compensation Committee is composed only of independent directors as defined by the requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The committee exercises the Board’s powers in compensating the Company’s executives and the executive officers of our Company and its subsidiaries. We make every effort to see that our compensation program is consistent with the values of our Company and furthers its business strategy.

Overall Objectives:	The Company aligns compensation with its values and business objectives. The objectives target customer satisfaction, technology, growth, market leadership and shareholder value. The Compensation Committee has established a program to:

• Attract and retain key executives critical to the long-term success of the Company;

• Reward executives for long-term strategic management and the enhancement of shareholder value;

• Integrate compensation programs, which can focus on pre-tax return on shareholders’ equity, return on investment and growth;

• Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to that of industry performance levels; and

• Preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken appropriate actions to preserve the deductibility of annual incentives, long-term performance plan payments, and stock option awards. However, the Committee may authorize payments that may not be deductible if it believes that this is in the best interests of the Company and its shareholders.

Executive Compensation Generally:	The Compensation Committee reviews executive pay each year. Compensation depends on many factors, including individual performance and responsibilities, future challenges and objectives, and how he or she might contribute to the company’s future success. We also look at the Company’s financial performance and the compensation levels at comparable companies.

To meet the objectives, we studied competitive compensation data based on surveys provided to the Committee by an independent compensation consultant. The survey for officers and senior managers involved 21 companies. We made adjustments to account for differences in annual sales of our Company and those companies in the survey.

Total Compensation:	Annual executive compensation consists of a base salary and incentive compensation.

Approximately 83% of the total compensation paid to the executive officer group is tied to company performance. This is comparable to the average of the companies in the executive compensation survey. Doing so helps encourage performance that increases the value of your shares.

The Committee sets target minimum and maximum performance levels. Goals are established above the prior year’s goals and prior year’s actual performance. Doing so motivates the officers to encourage future growth and keeps the goals challenging.

Base Salary:	The Committee determines the levels of salary for key executive officers and a salary range for other executives. Factors considered are:

• Salary survey comparison results;

• Prior year salary;

• Changes in individual job responsibilities;

• Past performance of individuals; and, most importantly,

• Achievement or trends toward achievement of specified Company goals.

Annual Incentives:	The Committee sets an annual incentive award formula under the Executive Incentive Compensation Plan (EICP). The award is based on specific benchmarks that are consistent with our annual and long-term strategic planning objectives. These benchmarks are also based on achievement of business plans that the Board has approved that include goals of improved performance over the previous year and take into account industry growth and cycles.

At the end of the fiscal year, the Committee applies the formula to objective performance results to determine each executive’s award for the year.

Long-Term Incentives:	All executive officers participate in the Long-Term Performance Plan (LTPP), which serves to motivate executives to achieve longer-term objectives by providing incentive compensation based on our performance over a three-year period. Under the LTPP, the Committee assigns an executive a contingent performance award. The executive may earn this award based upon the Company’s return on shareholder equity during the specified three-year period relative to the Standard & Poor’s 500 Index (less transportation, financials and utilities sectors) median return on shareholders’ equity over the same period. For prior awards, relative performance was measured using a “step” scale. For awards paid in 2005 and after, the Committee has determined to measure relative performance using a linear scale. At the end of the period, the Committee determines the Company’s relative performance results to determine the actual LTPP award amount.

The Company is seeking shareholder approval for a new plan, called the Johnson Controls, Inc. Annual and Long-Term Incentive Performance Plan, that will replace both the EICP and LTPP.

Restricted Stock Plan:	The Committee grants restricted stock under the 2001 Restricted Stock Plan, as amended. The Committee determines the participants, the size of the award, and its terms and conditions.

Executive Deferred Compensation Plan:	Executive officers are permitted to defer all or any part of their compensation received under the EICP, the LTPP and the 2001 Restricted Stock Plan under and pursuant to the terms of the Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan amends, consolidates, and implements the various deferral options contained in the above-mentioned benefit plans. Each individual for whom a deferral account is maintained under the above-mentioned benefit plans is automatically enrolled in the Executive Deferred Compensation Plan.

Stock Option Program:	The Committee grants stock options under the 2000 Stock Option Plan. The Committee determines which individuals are awarded stock options, the terms at which option grants shall be made, the terms of the options, and the number of shares subject to each option.

Savings and Investment Plan [401(k)]:	Executive officers may participate in the Company’s Savings and Investment Plan [401(k)], which includes Company contributions to the plan, and an Equalization Benefit Plan under which certain executives are entitled to additional benefits that cannot be paid under qualified plans due to Internal Revenue Code limitations. Employee and Company contributions in excess of qualified plan limits are accounted for as if invested in various accounts.

Stock Ownership Guidelines:	The Executive Stock Ownership Policy requires all officers and senior executives in each business group, within five years of becoming subject to the policy, to hold the Company’s Common stock in an amount of one to five times their annual salary, depending on his or her position.

The 2001 Common Stock Purchase Plan for Executives, as amended (CSPPE), facilitates the acquisition of Common stock by executives subject to the Executive Stock Ownership Policy. Participants in the CSPPE may deduct from their pay up to $2,500 per month to purchase shares of Common stock. The price of each share is 100% of the average price of shares purchased by Wells Fargo Bank, N.A. as agent for the participants. Participants are charged nominal brokerage fees or commissions.

CEO Compensation:	Mr. Barth’s total compensation is based on the Company’s outstanding performance, his individual performance, executive compensation levels at other companies, the desire to retain his services, and the terms of his employment agreement. His salary and incentives reflect the leadership, vision and focus he has provided to the Company.

Mr. Barth’s base salary increased to $1,390,000 on January 1, 2005, from $1,350,000 in 2004. This increase was due to his outstanding performance during the year. His salary approximated the average base salary for other chief executive officers of the 21 comparable companies reviewed.

Approximately 91% of Mr. Barth’s compensation was tied to Company performance. Mr. Barth’s fiscal 2005 EICP award of $2,725,000 was based upon the return on shareholder’s equity and operating income growth for the Company for fiscal 2005 and represented 78% of the maximum amount available under the criteria set forth by the Committee. In fiscal 2005 Mr. Barth received payment under the LTPP of $2,317,000, which is based upon the Company’s return on shareholder equity over the past three fiscal years and represents 71% of the maximum amount available under the criteria established by the Committee. Mr. Barth also received an option award of 400,000 shares on November 17, 2004.

Southwood J. Morcott, Chairman

Dennis W. Archer

Paul A. Brunner

Jeffrey A. Joerres

Willam H. Lacy
Members, Compensation Committee

AUDIT COMMITTEE REPORT
The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. In 2004, the Board adopted amendments to the written Charter governing the Audit Committee. Each member of the Company’s Audit Committee meets the independence requirements set by the New York Stock Exchange as detailed in the Corporate Governance Guidelines. The Board of Directors has determined that Messrs. Brunner, Cornog, and Teerlink are Audit Committee financial experts as defined by the rules of the Securities and Exchange Commission. The Audit Committee members reviewed and discussed with management the audited financial statements for the fiscal year ending September 30, 2005. The Audit Committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with the Company’s independent auditors, PricewaterhouseCoopers LLP. The Audit Committee received written disclosure from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1. Based on their review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report to Shareholders and Form 10-K to be filed with the Securities and Exchange Commission.
RELATIONSHIP WITH INDEPENDENT AUDITORS
The Audit Committee selects, subject to shareholder approval, our independent auditors for each fiscal year. During the fiscal year ended September 30, 2005, PricewaterhouseCoopers LLP was employed principally to perform the annual audit and to render other services. Fees paid to PricewaterhouseCoopers LLP for each of the last two fiscal years are listed in the following table.

	Fiscal Year	Fiscal Year
	2004	2005

Audit Service Fees	$7,987,000	$13,678,000
Audit-Related Fees	$2,240,000	$930,000
Tax Fees	$2,868,000	$2,256,000
All Other Fees	$378,000	$145,000
Audit services fees include fees for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of the Company’s consolidated financial statements and the audit of the Company’s internal controls over financial reporting for fiscal year 2005. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the Securities and Exchange Commission.
Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new Securities Exchange Commission and Sarbanes-Oxley Act of 2002 requirements, audits of pension and other employee benefit plans and audit services not required by statute or regulation.
Tax fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as domestic and international tax planning. This category also includes tax planning on mergers and acquisitions, restructurings, as well as other services related to tax disclosure and filing requirements.
All other fees primarily include fees associated with U.S. customs compliance, corporate restructurings, and value-added tax compliance. The Audit Committee has concluded that the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the auditors’ independence.
The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditor. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the Securities Exchange Commissions’ rules on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

Paul A. Brunner, Chairman
Robert A. Cornog
Willie D. Davis
Richard F. Teerlink
Members, Audit Committee

PERFORMANCE GRAPH

Explanation of the Graph:	The line graph below compares the cumulative total shareholder return on our Common stock with the cumulative total return of companies on the Standard & Poor’s 500 Stock Index and companies formerly on the S&P’s Manufacturers (Diversified Industrials) Index.* This graph assumes the reinvestment of dividends.
Comparison of Five Year Cumulative Total Return Among S&P 500 Index,
S&P Manufacturers (Diversified Industrials)
Index* and Johnson Controls, Inc.

COMPANY/INDEX	9/00	9/01	9/02	9/03	9/04	9/05

Johnson Controls, Inc.	100	125.13	149.73	187.63	228.95	254.32

Manufacturers (Diversified Industrials)*	100	89.81	68.38	89.05	118.96	120.89

S&P 500 Comp-Ltd.	100	73.39	58.37	72.60	82.66	92.78

*	The Manufacturers (Diversified Industrials) Index was discontinued as a formal index of Standard & Poor’s effective December 31, 2001. The Company has replicated the index using return data for the 14 companies that comprised the Manufacturers (Diversified Industrials) Index as of that date.

EXECUTIVE COMPENSATION
The following table summarizes the compensation paid for the past three fiscal years to each of the Chief Executive Officer and the four other most highly-compensated executive officers for the Company’s 2005 fiscal year.
SUMMARY OF COMPENSATION TABLE

					Long-Term Compensation

					Awards		Payouts
	Annual Compensation
						Restricted Stock/	Long-Term
				Other Annual	Options/	Or Restricted	Incentive	All Other
Name and	Fiscal			Compensation	SARs	Share unit Value	Payouts	Compensation
Principal Position	Year	Salary($)	Bonus($)	($)(1)	(#)(2)	($)(3)	($)(4)	($)(5)

John M. Barth	2005	1,373,750	2,725,000	—	400,000	—	2,317,000	145,555
Chairman of the	2004	1,281,250	2,665,000	110,017	400,000	4,766,400	2,584,000	239,110
Board, Chief Executive	2003	1,150,000	1,791,000	—	350,000	—	2,243,000	115,892
Officer and President
Stephen A. Roell	2005	708,583	1,255,000	—	100,000	—	872,000	57,237
Vice Chairman of the	2004	587,000	968,000	—	104,000	1,849,600	766,000	96,018
Board and Executive	2003	510,000	753,000	—	110,000	—	695,000	66,690
Vice President
Keith E. Wandell	2005	713,583	1,315,000	—	100,000	—	718,000	49,212
Executive Vice	2004	615,750	728,000	—	140,000	2,080,800	652,000	104,081
President and	2003	441,670	791,000	—	84,000	—	630,000	48,334
President,
Automotive Group
Giovanni Fiori(6)	2005	642,750	779,000	—	100,000	—	707,000	—
Executive Vice	2004	618,000	646,000	—	108,000	—	796,000	—
President and	2003	600,000	658,000	—	120,000	—	557,000	—
President,
International
John P. Kennedy	2005	539,500	803,000	—	100,000	—	525,000	47,606
Executive Vice	2004	513,750	785,000	—	80,000	1,387,200	585,000	84,148
President and	2003	495,000	540,000	—	74,000	—	765,000	55,974
President, Controls Group

(1)	The aggregate amount of “Other Annual Compensation”, which includes perquisites and personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the officer’s annual salary and bonus for the year).

(2)	The Company did not grant SARs to any of the five most highly-compensated executive officers for the past three years. In addition, the figures are stated to reflect a 2 for 1 stock split which took place on January 2, 2004.

(3)	The executive officers are eligible to receive restricted stock and restricted share unit awards under and pursuant to the 2001 Restricted Stock Plan, as amended. There were no restricted stock or restricted share unit awards during fiscal years 2003 and 2005. There were restricted stock or restricted share unit awards during fiscal years 2002 and 2004. The shares awarded to individuals for the 2002 and 2004 awards are subject to restriction periods that expire on 50% of the shares awarded in January 2004 and January 2006, respectively, and 50% of the remainder of the shares awarded in January 2006 and January 2008, respectively; the shares are subject to forfeiture until vested. However, earlier vesting may occur due to termination of employment by death or disability, a change in control of the Company, or action by the Compensation Committee. Dividends are paid on shares of restricted stock at the same rate as on unrestricted shares and will be subject to the same terms and conditions (including risk of forfeiture) as the restricted shares to which they relate. For the 2002 awards, the dollar values for these shares is $40.35 per share (adjusted to represent the 2 for 1 stock split that became effective on January 2, 2004) based on the closing price on the grant dates for Messrs. Barth, Roell, Wandell, Fiori and Kennedy. For the 2004 awards, the dollar values shown for these shares are $59.58 per share for Mr. Barth and $57.80 per share for Mr. Roell, Mr. Wandell, and Mr. Kennedy based on the closing price on the grant dates. For all unvested grants, as of September 30, 2005, the named executive officers held the following number of shares of restricted stock and/or restricted units, with the values noted (based on a closing price of $62.05 per share on September 30, 2005): Mr. Barth — 105,000 shares ($6,515,250), Mr. Roell — 47,000 shares ($2,916,350), Mr. Fiori — 14,000 shares ($868,700), Mr. Kennedy — 34,000 shares ($2,109,700), and Mr. Wandell — 45,000 shares ($2,792,250).

(4)	In fiscal 2005, based upon the data available at this time, LTPP participants were granted 71% of the target available under the criteria established by the Compensation Committee.

(5)	“All Other Compensation” consists of contributions by the Company on behalf of the named individuals to the Company’s Savings and Investment Plan [401(k)] and an Equalization Benefit Plan

(6)	Mr. Fiori’s salary and other cash compensation are paid in Euros. For purposes of disclosure in the table, the Company assumes a conversion of Euros into US Dollars using a fixed exchange rate of .9038 Euros to $1.00 Dollar to avoid distorting reported compensation due to fluctuations in exchange rates.

Stock Options and Stock Appreciation Rights (SARs) Grants:	The Company has an employee Stock Option Plan under which options to purchase Common stock and SARs are granted to officers and other key employees of the Company and its subsidiaries. The per share option/ SAR prices are the fair market value of the Company’s Common stock on the date of the grant; the term of the option is 10 years. Fifty percent of each award is exercisable two years after the grant date and the remainder is exercisable three years after the grant date.

OPTION GRANTS IN FISCAL YEAR 2005
The following table lists our grants of stock options and SARs to the executive officers named in the Summary of Compensation Table during 2005. There were no SARs granted to the named executive officers during 2005.

					Potential realizable value
		% of Total			at assumed annual rates
		Options/SARs			of stock price appreciation
		Granted to	Exercise or		for option term
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal 2005	($/Share)	Date	5%($)	10%($)

John M. Barth	400,000	14.28%	$61.69	11/17/2014	$15,518,604	$39,327,189
Stephen A. Roell	100,000	3.57%	$61.69	11/17/2014	$3,879,651	$9,831,797
Keith E. Wandell	100,000	3.57%	$61.69	11/17/2014	$3,879,651	$9,831,797
Giovanni Fiori	100,000	3.57%	$61.69	11/17/2014	$3,879,651	$9,831,797
John P. Kennedy	100,000	3.57%	$61.69	11/17/2014	$3,879,651	$9,831,797
The amounts shown above as potential realizable values rely on arbitrarily assumed rates of share price appreciation prescribed by the Securities and Exchange Commission. In assessing those values, please note that the ultimate value of the options, as well as the shares of Common stock, depends on actual future share values. Market conditions and the efforts of the directors, the officers and others to foster the future success of our Company can influence those future share values.

Options, SAR Holdings and Exercises:	The following table lists the number of shares acquired and the value realized as a result of option exercises during fiscal 2005 for the listed officers. It also includes the number and value of their exercisable and non-exercisable options and SARs as of September 30, 2005.
AGGREGATED OPTIONS/ SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTIONS/ SAR VALUES

			Number of
			Unexercised	Value of Unexercised
	Number of		Options/SARs as	In-The-Money
	Shares		of 9/30/05	Options/SARs
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable

John M. Barth	0	$—	525,000/ 975,000	$13,167,028/ $7,619,063
Stephen A. Roell	100,000	$3,081,810	135,000/ 259,000	$2,932,963/ $2,185,423
Keith E. Wandell	0	$—	149,000/ 282,000	$4,016,003/ $2,241,535
Giovanni Fiori	0	$—	343,000/ 268,000	$9,876,606/ $2,330,970
John P. Kennedy	0	$—	147,000/ 217,000	$3,899,434/ $1,571,548

Long-Term Incentive Compensation:	The values in this table were calculated based on each executive’s salary that will be effective January 1, 2006.
LONG-TERM INCENTIVE PLANS — AWARDS UNDER LTPP IN FISCAL 2005(1)

	Amount of	Performance
	Contingent	Period Until
	Performance	Maturation or	Threshold	Target	Maximum
Name	Awards($)	Payout	($)	($)	($)

John M. Barth	1,872,000	Fiscal Years 2005-2007	936,000	1,872,000	3,744,000
Stephen A. Roell	765,000	Fiscal Years 2005-2007	383,000	765,000	1,530,000
Keith E. Wandell	723,000	Fiscal Years 2005-2007	362,000	723,000	1,446,000
Giovanni Fiori	574,000	Fiscal Years 2005-2007	287,000	574,000	1,148,000
John P. Kennedy	426,000	Fiscal Years 2005-2007	213,000	426,000	852,000

(1)	Actual values at the time of payout will be calculated using each executive’s base salary on the last day of the performance period, and therefore, the values in the table could increase or decrease. An executive may earn this award based upon the Company’s return on shareholders equity during the specified three-year period relative to the Standard & Poor’s 500 Index (less transportation, financials and utilities sectors) median return on shareholders’ equity over the same period. The maximum values in the table may not be increased higher than the maximum of $4 million under the LTPP. If the ALTIPP is approved by shareholders, then the awards set forth in the table will be terminated and replaced by awards granted under the ALTIPP in November 2005 for the same performance period. The awards under the ALTIPP will have the same target and estimated future payout amounts, and an executive will be able to earn the award based upon a combined measure of planned return on invested capital and earnings growth.

Retirement Plans:	The following table shows the maximum annual retirement benefits payable to participants under the Company’s plans, including amounts attributable to the Company’s Equalization Benefit Plan. Under the Johnson Controls Pension Plan (the “Plan”), participants become entitled to benefits after five years of service with the Company or any of its subsidiaries, and a participant’s normal retirement date on his or her 65th birthday.

The Internal Revenue Code places maximum limitations on the amount of benefits that may be paid under the Plan. The Company has adopted an Equalization Benefit Plan under which certain executives are entitled to pension benefits that cannot be paid under the qualified Plan due to these limitations.

PENSION PLAN TABLE*

Average Annual
Compensation in
Highest 5
Consecutive Years
of Last 10 Years
Before Retirement	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

300,000	76,500	102,000	127,500	153,000	170,250	187,500
600,000	153,000	204,000	255,000	306,000	340,500	375,000
900,000	229,500	306,000	382,500	459,000	510,750	562,500
1,200,000	306,000	408,000	510,000	612,000	681,000	750,000
1,500,000	382,500	510,000	637,500	765,000	851,250	937,500
1,800,000	459,000	612,000	765,000	918,000	1,021,500	1,125,000
2,100,000	535,500	714,000	892,500	1,071,000	1,191,750	1,312,500
2,400,000	612,000	816,000	1,020,000	1,224,000	1,362,000	1,500,000
2,700,000	688,500	918,000	1,147,500	1,377,000	1,532,250	1,687,500
3,000,000	765,000	1,020,000	1,275,000	1,530,000	1,702,500	1,875,000
3,300,000	841,500	1,122,000	1,402,500	1,683,000	1,872,750	2,062,500
3,600,000	918,000	1,224,000	1,530,000	1,836,000	2,043,000	2,250,000
3,900,000	994,500	1,326,000	1,657,500	1,989,000	2,213,250	2,437,500
4,200,000	1,071,000	1,428,000	1,785,000	2,142,000	2,383,500	2,625,000
4,500,000	1,147,500	1,530,000	1,912,500	2,295,000	2,553,750	2,812,500

*	Assuming normal retirement age and years of service under provisions in effect on September 30, 2005, and assuming retirement on that date.

Years of Service:	As of September 30, 2005, the executive officers named in the Summary of Compensation Table were credited with the following years of service under the Plan: Mr. Barth, 35 years, Mr. Roell, 22 years, Mr. Wandell, 17 years, and Mr. Kennedy, 21 years. Mr. Fiori is not a participant in the Plan, however, he is party to a letter agreement with the Company under which he would receive certain retirement-related payments, based on the normal retirement date of his 65th birthday.

Benefits Accrual:	Pension plans of the Company apply to certain salaried and non-union hourly employees of the Company, including officers of the Company. Under the Plan, benefits are accrued according to the following formula: 1.15% of participant’s average monthly compensation multiplied by the participant’s years of benefit service plus 0.55% of average monthly compensation in excess of the participant’s covered compensation multiplied by the participant’s years of benefit service. The amounts payable may be adjusted to reflect the participant’s decision on survivor benefits, early retirement or termination, and in some instances, age.

Definitions:	“Average Monthly Compensation” is defined as the average monthly compensation, including salary and bonus, for the highest five consecutive years in the last 10 years.

“Covered Compensation” means the average of compensation subject to Social Security taxes (including salary and bonus) for the 35-year period ending in the year the participant attains Social Security Retirement Age; i.e., the age at which the participant may be entitled to full Social Security payments.

EMPLOYMENT AGREEMENTS

Employment Agreements Generally:	We have employment agreements with each of the named executive officers of the Company. These agreements provide that employment shall continue unless terminated by either the Company or the employee.

Termination:	The agreements provide for termination by the Company for cause, for death or disability and, under certain circumstances, without cause. If terminated without cause, the employee is entitled to receive pay in an amount equal to or greater than two times the Company’s termination allowance policy or an amount equal to 52 weeks’ earnings of the employee. If terminated for cause, the employee’s compensation is terminated immediately.

Change of Control:	We also have change of control agreements with each of these officers. In the event of a change of control, as defined in the agreements, the agreements provide for (i) the executive’s continued employment by the Company for a minimum employment period of two years after the change of control and (ii) a severance payment equal to three times the executive’s annual compensation plus a lump sum payment equal to lost benefits under retirement plans and continued medical and welfare benefits for the remainder of the employment period if the executive’s employment is terminated by the Company, other than for cause, or terminated by the executive for good reason during the employment period. The executive also has the right, exercisable during a 30-day period following the first anniversary of a change of control, to terminate his or her employment with the Company for any reason and still receive the severance payments and benefits. Additionally, the executive is entitled to the severance payments and benefits in connection with certain terminations of his or her employment that occur in anticipation of a change of control. Each agreement also provides that if the payments under the agreements exceed amounts established under the Internal Revenue Code, which result in payment of additional federal taxes, the executive will receive the amount necessary to offset the taxes that the Internal Revenue Service imposes and any additional taxes on this payment.

The EICP, LTPP, 2000 Stock Option Plan, 2001 Restricted Stock Plan, all as amended, the Deferred Compensation Plan for Certain Directors and the proposed ALTIPP provide that, in the event of a change of control of our Company, participants, including the named executives, shall be entitled to receive early payment of deferred amounts and immediate payout of current amounts attributable to participants.

Executive Survivor Benefits Program:	The Company has in effect an Executive Survivor Benefits Plan for certain executives. Coverage under this plan is in lieu of the Company’s regular group life insurance coverage. If a participating executive dies while he or she is employed by the Company, his or her beneficiary is entitled to payments of between 90% and 100% (depending on the executive’s age) of the executive’s final base annual salary for a period of 10 years.

JOHNSON CONTROLS SHARE OWNERSHIP

Directors and Officers:	The following table lists our Common stock ownership as of October 31, 2005 for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership as defined by the Securities and Exchange Commission rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. None of these persons beneficially owns more than 1% of the outstanding Common stock.

	Shares of	Options
	Common Stock	Exercisable	Units Representing
	Beneficially	within	Deferred
Name of Beneficial Owner	Owned(1)	60 Days(2)	Compensation(3)

John M. Barth	251,625	900,000	222,242 Units
Stephen A. Roell	187,464	242,000	49,123 Units
Keith E. Wandell	70,578	261,000	23,496 Units
Giovanni Fiori	62,100	457,000	35,084 Units
John P. Kennedy	9,202	224,000	104,445 Units
Dennis W. Archer	800		5,675 Units
Robert L. Barnett	2,944		64,301 Units
Natalie A. Black	1,764		11,265 Units
Paul A. Brunner	30,967		16,977 Units
Eugenio Clariond Reyes-Retana	1,125		203 Units
Robert A. Cornog	9,709		31,479 Units
Willie D. Davis	11,767		16,751 Units
Jeffrey A. Joerres	1,584		10,775 Units
William H. Lacy	15,307		18,152 Units
Southwood J. Morcott	8,073		24,863 Units
Richard F. Teerlink	11,879		11,778 Units
All Directors and Executive Officers as a group [not including deferred shares referred to in footnote(3)]	935,043	2,700,695
TOTAL PERCENT OF CLASS OF COMMON STOCK EQUIVALENTS	0.48%	1.4%

(1)	Includes all shares for each officer or director that directly has or shares the power to vote or direct the vote of such shares, or to dispose of or direct disposition of such shares.

(2)	Reflects Common stock equivalents of stock options exercisable within 60 days that are owned by these officers.

(3)	Reflects Common stock equivalents under the deferred and equity based compensation plans that are owned by these officers and directors. Units will not be distributed in the form of Common stock.

Schedule 13G Filings:	The Company believes that there are no beneficial owners of more than 5% of the Company’s Common stock. The Company’s conclusion is based upon the absence of reports on Schedules 13G filed with the Securities and Exchange Commission and upon other information believed to be reliable.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the Company’s equity compensation plans in effect as of September 30, 2005.

	(a)	(b)	(c)

			Number of
			Securities
		Weighted	Remaining Available
		Average	for Future Issuance
	Number of Securities	Exercise Price of	Under Equity
	to be Issued upon	Outstanding	Compensation
	Exercise of	Options,	Plans (Excluding
	Outstanding Options,	Warrants and	Securities Reflects
Plan Category	Warrants and Rights	Rights	in Column (a))

Approved by Shareholders
Stock Option Plan	10,524,494	$45.62	7,293,262
Restricted Stock Plan			934,000
Directors’ Stock Plan			71,049
Approved by Shareholders — Total			8,298,311
Not Approved by Shareholders			0
TOTAL			8,298,311
VOTING PROCEDURES

Election of Directors:	To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A quorum is present if at least a majority of the outstanding shares on the record date are present in person or by proxy. Plurality means that the number of directors who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

Other Proposals:	To be approved, the proposal to ratify the election of PricewaterhouseCoopers LLP as our independent auditors for 2006 must receive more votes “FOR” such proposal than “AGAINST.” For purposes of determining the vote with respect to this proposal, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact.

An affirmative vote of the majority of votes cast by the shareholders is required to approve and to ratify the proposed Johnson Controls, Inc. Annual and Long-Term Incentive Performance Plan.

The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as the Board recommends for each proposal as noted in the Notice of this proxy statement. Proxies may be revoked as indicated in the corresponding “Questions and Answers” section.
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a):	Based on a review of reports filed by our directors, executive officers and of beneficial holders of 5% or more of our shares, and upon representations from those persons, all reports required to be filed during 2005 with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934 were timely made.

By order of the Board of Directors.

Jerome D. Okarma Vice President, Secretary and General Counsel December 12, 2005

Appendix A
Johnson Controls, Inc.
Annual and Long-Term Incentive
Performance Plan
ARTICLE 1.
PURPOSE AND DURATION
Section 1.1.     Purpose. The purpose of the Johnson Controls, Inc. Annual and Long-Term Incentive Performance Plan is to motivate key employees of the Company and its Affiliates who have the prime responsibility for the operations of the Company and its Affiliates to achieve performance objectives measured on an annual and long-term basis, which is intended to result in increased value to the shareholders of the Company.
The Plan replaces and supersedes the Johnson Controls, Inc. Long-Term Performance Plan, the Johnson Controls, Inc. Executive Incentive Compensation Plan and the Johnson Controls, Inc. Executive Incentive Plan (Deferred Option Qualified).
Section 1.2.     Duration. The Plan is effective October 1, 2005, subject to approval by the Company’s shareholders, and will remain in effect until terminated pursuant to Article 11.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Section 2.1.     Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)	“Administrator” means, with respect to executive officers of the Company, the Committee, and with respect to all other key employees, the Chief Executive Officer of the Company.

(b)	“Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act, or any successor rule or regulation thereto.

(c)	“Annual Performance Award” means a Performance Award with a Performance Period of no more than one fiscal year of the Company or an Affiliate, as applicable.

(d)	“Base Salary” of a Participant means the annual rate of base pay in effect for such Participant as of the last day of the Performance Period (or such other date as the Administrator may specify by action taken at the time of grant of a Performance Award).

(e)	“Board” means the Board of Directors of the Company.

(f)	“Beneficiary” means the person or persons entitled to receive any amounts due to a Participant in the event of the Participant’s death as provided in Article 8.

(g)	“Cause” means: (1) if the Participant is subject to an employment agreement that contains a definition of “cause”, such definition, or

(2) otherwise, any of the following as determined by the Administrator: (A) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or an Affiliate, or the Company’s or an Affiliate’s code of ethics, as then in effect, (B) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, (C) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, (D) violation of any federal, state or local law in connection with the Participant’s employment, or (E) breach of any fiduciary duty to the Company or an Affiliate.

(h)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a particular provision of the Code shall be deemed to include any successor provision thereto.

(i)	“Company” means Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 14.

(j)	“Committee” means the Compensation Committee of the Board, which shall consist of not less than two (2) members of the Board each of whom is a “non-employee director” as defined in Securities and Exchange Commission Rule 16b-3(b)(3), or as such term may be defined in any successor regulation under Section 16 of the Securities Exchange Act of 1934, as amended. In addition, each member of the Committee shall be an outside director within the meaning of Code Section 162(m).

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a particular provision of the Exchange Act shall be deemed to include any successor provision thereto.

(l)	“Excluded Items” means any gains or losses from the sale of assets outside the ordinary course of business, any gains or losses from discontinued operations, any extraordinary gains or losses, the effects of accounting changes, any unusual, nonrecurring, transition, one-time or similar items or charges, the diluted impact of goodwill on acquisitions, and any other items that the Administrator determines; provided that, for Performance Awards intended to qualify as performance-based compensation under Code Section 162(m), the Administrator shall specify the Excluded Items in writing at the time the Performance Award is made.

(m)	“Inimical Conduct” means any act or omission that is inimical to the best interests of the Company or any Affiliate, as determined by the Administrator in its sole discretion, including but not limited to: (1) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any Affiliate, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or an Affiliate, or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

(n)	“Long Term Performance Award” means a Performance Award with a Performance Period of more than one fiscal year of the Company or an Affiliate, as applicable.

(o)	“Participant” means a key employee of the Company or an Affiliate who has been approved for participation in the Plan.

(p)	“Performance Award” means an opportunity granted to a Participant to receive a payment of cash based in whole or part on the extent to which one or more Performance Goals for one or more Performance Measures are achieved for the Performance Period, subject to the conditions described in the Plan and that the Administrator otherwise imposes.

(q)	“Performance Measures” means the following categories (in all cases after taking into account any Excluded Items, as applicable), including in each case any measure based on such category:

(1)	Basic earnings per common share for the Company on a consolidated basis.

(2)	Diluted earnings per common share for the Company on a consolidated basis.

(3)	Total shareholder return.

(4)	Net sales.

(5)	Cost of sales.

(6)	Gross profit.

(7)	Selling, general and administrative expenses.

(8)	Operating income.

(9)	Income before interest and/or the provision for income taxes.

(10)	Net income.

(11)	Accounts receivables.

(12)	Inventories.

(13)	Return on equity.

(14)	Return on assets.

(15)	Return on capital.

(16)	Economic value added, or other measure of profitability that considers the cost of capital employed.

(17)	Net cash provided by operating activities.

(18)	Net increase (decrease) in cash and cash equivalents.

(19)	Customer satisfaction.

(20)	Market share.

(21)	Product quality.
The Performance Measures described in items (4) through (21) may be measured (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection.
In addition, with respect to Awards that are not intended to comply with Code section 162(m), the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above.

(r)	“Performance Goal” means the level(s) of performance for a Performance Measure that must be attained in order for a payment to be made under an award, and/or for the amount of payment to be determined based on the Performance Scale.

(s)	“Performance Period” means:

(1)	for an Annual Performance Award, a period of one fiscal year or less of the Company or an Affiliate as selected by the Administrator, and

(2)	for a Long-Term Performance Award, a period of more than one fiscal year of the Company or an Affiliate as selected by the Administrator.

(t)	“Performance Scale” means, with respect to a Performance Measure, a scale from which the level of achievement may be calculated for any given level of actual performance for such Performance Measure. The Performance Scale may be a linear function, a step function, a combination of the two, or any other manner of measurement as determined by the Administrator.

(u)	“Plan” means the arrangement described herein, as from time amended and in effect.

(v)	“Retirement” means termination of employment from the Company and its Affiliates (without Cause) on or after attainment of age 55 with at least ten years of vesting service or age 65 with at least five years of vesting service (such vesting service to be determined within the meaning of the Johnson Controls Pension Plan or such other plan or methodology prescribed by the Administrator).

(w)	“Total and Permanent Disability” means the Participant’s inability to perform the material duties of his or her occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Administrator. The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Administrator as the Administrator determines is necessary in order to make a determination hereunder.
Section 2.2.     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein includes the feminine, the plural includes the singular, and the singular the plural.
Section 2.3.     Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.
ARTICLE 3.
ELIGIBILITY
Section 3.1.     Selection of Participants. The Administrator shall select the key employees of the Company or an Affiliate for participation in the Plan. The Administrator may select a key employee to receive an Annual Performance Award, a Long-Term Performance Award or both. No employee shall have any right to receive a Performance Award in any year even if a Performance Award has been previously granted in prior years. In general, it is expected that the Administrator will determine which key employees are to receive an Annual Performance Award and/or a Long-Term Performance Award prior to, or within the first ninety (90) days of, the first day of the applicable Performance Period.
Section 3.2.     Termination of Approval. Until the earlier of the end of a Performance Period or a Participant’s termination of employment, the Administrator may withdraw its approval for participation for a Participant at any time. In the event of such withdrawal, the employee concerned shall cease to be an active Participant as of the date selected by the Administrator, the employee’s Performance Awards shall be cancelled, the employee shall not be entitled to any payment unless the Administrator determines otherwise, and the employee shall be notified of such withdrawal as soon as practicable following such action.
Section 3.3.     Transfers In, Out and Between Eligible Positions.

(a)	Notwithstanding Section 3.1, for a key employee who is hired or promoted into a position that is eligible for a Performance Award, the Administrator may (1) select such key employee as a Participant at any time during the course of a Performance Period, (2) take action as a result of which there is an additional Performance Award made to a key employee who, as to a Performance Period that is in progress, is already a Participant and as to whom a Performance Award is already in effect where the additional Performance Award relates to the same Performance Period, or (3) change the Performance Goals, Performance Measures, Performance Scale or potential award amount under a Performance Award that is already in effect. In such event, the Administrator may, but is not required to, prorate the amount that would otherwise be payable under such Performance Award if the Participant had been employed during the entire Performance Period to reflect the period of actual employment during the Performance Period.

(b)	If a Participant is demoted during a Performance Period, the Administrator may decrease the potential award amount of any Performance Award, or revise the Performance Goals, Performance Measures or Performance Scale, as determined by the Administrator to reflect the demotion, or may withdraw its approval for participation in accordance with Section 3.2.

(c)	If a Participant is transferred from employment by the Company to the employment of an Affiliate, or vice versa, the Administrator may revise the Participant’s Performance Award to reflect the transfer, including but not limited to, changing the potential award amount, Performance Measures, Performance Goals and Performance Scale.
Section 3.4.     Termination of Employment.

(a)	Except as otherwise provided under the terms of an employment or severance agreement between a Participant and the Company, no Participant shall earn an incentive award for a Performance Period unless the Participant is employed by the Company or an Affiliate (or is on an approved leave of absence) on the last day of such Performance Period, unless employment was terminated during the year as a result of Retirement, Total and Permanent Disability or death at a time when the Participant could not have been terminated for Cause, or unless payment is approved by the Administrator after considering the cause of termination.

(b)	If a Participant’s employment is terminated as a result of death, Total and Permanent Disability or Retirement, at a time when the Participant could not have been terminated for Cause, then unless otherwise determined by the Administrator, the Participant (or the Participant’s Beneficiary or estate in the event of his or her death) shall be entitled to receive an amount equal to the product of (x) the award amount calculated under Section 5.1 and (y) a fraction, the numerator of which is the number of the Participant’s whole calendar months of employment during the Performance Period for such award and the denominator of which is the number of calendar months in the Performance Period for such award. Payment shall be made in accordance with Section 5.2, subject to Section 5.3.
ARTICLE 4.
CONTINGENT PERFORMANCE AWARDS
At the time of grant of a Performance Award, the Administrator shall determine for each award the Performance Measure(s), the Performance Goal(s) for each Performance Measure, the Performance Scale (which may vary for different Performance Measures), and the amount payable to the Participant if and to the extent the Performance Goals are met (as measured from the Performance Scale). The amount payable to a Participant may be designated as a flat dollar amount or as a percentage of the Participant’s Base Salary, or may be determined by any other means as the Administrator may specify at the time the Performance Award is made.
ARTICLE 5.
PAYMENT
Section 5.1.     Evaluating Performance and Computing Awards.

(a)	As soon as practicable following the close of a Performance Period, the Administrator shall determine and certify whether and to what extent the Performance Goals and other material terms of the Performance Award issued for such period were satisfied, and shall determine whether any discretionary adjustments under Subsection (b) shall be made. Based on such certification, the Administrator (or its delegee) shall determine the award amount payable to a Participant under the Performance Award for that Performance Period, provided that the maximum award amount for any Participant shall be:

(1)	with respect to any and all Annual Performance Awards of such Participant with Performance Periods covering (or ending within) the same fiscal year of the Company, six million dollars ($6,000,000); and

(2)	with respect to any and all Long-Term Performance Awards of such Participant with Performance Periods ending on the last day of, or at any time within, the same fiscal year of the Company, six million dollars ($6,000,000).

(b)	The Administrator may adjust each Participant’s potential award amount under any Annual Performance Award, based upon overall individual performance and attainment of goals, as follows:

(1)	With respect to Participants who are subject to Code Section 162(m), by as much as minus twenty percent (-20%); and

(2)	With respect to all other Participants, based upon the recommendation of the Participant’s supervisor and approval by the Chief Executive Officer of the Company, up to a maximum of plus twenty percent (+20%) or down to a maximum of minus twenty percent (-20%).
Section 5.2.     Timing and Form of Payment. When the payment due to the Participant has been determined, unless otherwise deferred pursuant to a Participant’s election under the Company’s deferred compensation plan, payment shall be made in a cash lump sum by the 75th day following the close of the Performance Period.
Section 5.3.     Inimical Conduct. Notwithstanding the foregoing, after the end of the Performance Period for which the payment has accrued, but before payment or deferral is made, if the Participant engages in Inimical Conduct, or if the Company determines after a Participant’s termination of employment that the Participant could have been terminated for Cause, the Performance Award shall be automatically cancelled and no payment or deferral shall be made. The Administrator may suspend payment or deferral (without liability for interest thereon) pending the Administrator’s determination of whether the Participant was or should have been terminated for Cause or whether the Participant has engaged in Inimical Conduct.
ARTICLE 6.
CHANGE OF CONTROL
Section 6.1.     Acceleration of Payment. Notwithstanding any other provision of this Plan, within 30 days after a Change of Control (as defined below), each Participant shall be entitled to receive, with respect to each Performance Award of the Participant, a lump sum payment in cash equal to the product of (x) such Participant’s maximum potential award amount for the Performance Period(s) in which the Change of Control occurs, as specified in the Performance Award and (y) a fraction, the numerator of which is the number of days after the first day of the Performance Period on which the Change of Control occurs and the denominator of which is the number of days in the Performance Period. If, however, the Participant has a deferral election in effect with respect to any such amount, such amount shall be deferred pursuant to such election and shall not be paid in a lump sum as provided hereinabove.
Section 6.2.     Definition of Change of Control. A “Change of Control” means any of the following events:

(a)	The acquisition, other than from the Company, by any individual, entity or group of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act), including in connection with a merger, consolidation or reorganization, of more than either:

(1)	Fifty percent (50%) of the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or

(2)	Thirty-five (35%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

(b)	Individuals who, as of October 1, 2005, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any 12-month period, provided that any individual becoming a director subsequent to October 1, 2005, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board; or

(c)	A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition. For purposes hereof, “a sale or other disposition of all or substantially all of the assets of the Company” will not be deemed to have occurred if the sale involves assets having a total gross fair market value of less than forty percent (40%) of the total gross fair market value of all assets of the Company immediately prior to the acquisition. For this purpose, “gross fair market value” means the value of the assets without regard to any liabilities associated with such assets.
For purposes of this Section 6.2, persons will not be considered to be acting as a “group” solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a “group” if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in the Company and any other corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in such corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the Company.
ARTICLE 7.
ADJUSTMENTS
In the event of any change in the outstanding shares of Company Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger,

consolidation or exchange of shares or other similar corporate change, then if the Administrator shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the Performance Goals established under a Performance Award, such adjustments shall be made by the Administrator and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.
ARTICLE 8.
BENEFICIARY
To the extent the Company allows, a Participant may file a beneficiary designation on the form provided by the Administrator. In such event, if the Participant dies prior to receiving payments due hereunder, the payment shall be made to the Participant’s Beneficiary, unless a deferral election for such amount is in effect in which case the amount shall be deferred and paid in accordance with the Company’s deferred compensation plan. A Participant entitled to file a beneficiary designation can change his beneficiary designation at any time, provided that each beneficiary designation form filed with the Company shall revoke the most recent form on file, and the last form received by the Company while the Participant was alive shall be given effect. In the event there is no valid beneficiary designation form on file, or in the event the Participant’s designated Beneficiary is not alive at the time payment is to be made, or in the event a Participant is not entitled to file a beneficiary designation, the Participant’s estate will be deemed the Beneficiary and will be entitled to receive payment. If a Participant designates his spouse as a beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse; provided the Administrator has notice of such divorce or legal separation prior to payment. If a Participant maintains his primary residence in a state that has community or marital property laws, then the Participant’s spouse, if any, must consent to the Participant’s designation of any primary beneficiary other than the spouse.
ARTICLE 9.
RIGHTS OF PARTICIPANTS
Section 9.1.     No Funding. No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of the Company (or any Affiliate) by reason of any Performance Award under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company (or any Affiliate) hold any funds in reserve or trust to secure payments hereunder.
Section 9.2.     No Transfer. No Participant may assign, pledge, or encumber his interest under the Plan, or any part thereof, except that a Participant may designate a Beneficiary as provided herein.
Section 9.3.     No Implied Rights; Employment. Nothing contained in this Plan shall be construed to:

(a)	Give any employee or Participant any right to receive any award other than in the sole discretion of the Administrator;

(b)	Limit in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time; or

(c)	Be evidence of any agreement or understanding, express or implied, that a Participant will be retained in any particular position or at any particular rate of remuneration.
ARTICLE 10.
ADMINISTRATION
Section 10.1.     General. The Plan shall be administered by the Administrator. If at any time the Committee shall not be in existence, the Board shall assume the Committee’s functions and each reference to the Committee herein shall be deemed to include the Board.
Section 10.2.     Authority. In addition to the authority specifically provided herein, the Administrator shall have full power and discretionary authority to: (a) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan; (b) correct errors, supply omissions or reconcile inconsistencies in the terms of the Plan or any Performance Award; (c) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan’s administration; and (d) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan’s administration.
Section 10.3.     Delegation of Authority. The Administrator may delegate to one or more officers of the Company any or all of the authority and responsibility of the Administrator, except that the Committee may not delegate any authority with respect to Performance Awards that are intended to comply with Code Section 162(m). If the Administrator has made such a delegation, then all references to the Administrator in this Plan include such officer(s) to the extent of such delegation.
Section 10.5.     Decision Binding. The Administrator’s determinations and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or an award, and such determinations and decisions shall not be reviewable.
Section 10.6.     Procedures of the Committee. The Committee’s determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company’s By-laws and Wisconsin law for their services as directors of the Company.
ARTICLE 11.
AMENDMENT AND TERMINATION
Section 11.1.     Amendment. The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan, and may suspend the Plan, and the Employee Benefits Policy Committee (or any successor committee thereto) of the Company may modify or amend the Plan for ministerial or administrative changes or to conform the terms of the Plan to the requirements of applicable law; provided that, any such amendment or modification shall be approved by the Company’s shareholders to the extent required by Code Section 162(m) or other applicable law; provided, however, that no such modification, amendment, or suspension may, without the consent of the Participant or his or her Beneficiary in the case of his or her death, reduce the right of a Participant, or his or her Beneficiary, as the case may be, to any payment due under the Plan except as specifically provided herein. Notwithstanding the foregoing, the Committee may amend the provisions of Article 6 prior to the effective date of a Change of Control.
Section 11.2.     Termination. The Committee may terminate the Plan in accordance with the provisions of this Section 11.2. In order for the provisions of this Section 11.2 to apply, the Committee must designate in writing that the Plan is being terminated in accordance with this Section.

(a)	The Committee may terminate the Plan within twelve (12) months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts accrued under the Plan are distributed to the Participants or Beneficiaries, as applicable, in a single sum payment in the later of: (A) the calendar year in which the Plan termination occurs or (B) the first calendar year in which payment is administratively practicable.

(b)	The Committee may terminate the Plan upon or within twelve (12) months following a Change of Control, provided that all substantially similar arrangements (within the meaning of Code Section 409A) sponsored by the Company are terminated.

(c)	The Committee may terminate the Plan at any other time. In such event, all amounts accrued to the date of termination will be distributed to all Participants or Beneficiaries, as applicable, in a single sum payment as soon as practicable after the date of termination (but not more than twenty-four (24) months after the date of termination), regardless of any distribution election then in effect. This provision shall not be effective unless all other plans required to be aggregated with this Plan under Code Section 409A are also terminated.
ARTICLE 12.
TAX WITHHOLDING
The Company shall have the right to deduct from all cash payments made hereunder (or from any other payments due a Participant) any foreign, federal, state, or local taxes required by law to be withheld with respect to such cash payments.
ARTICLE 13.
OFFSET
The Company shall have the right to offset from any amount payable hereunder any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant (or his Beneficiary, in the event of the Participant’s death).

ARTICLE 14.
SUCCESSORS
All obligations of the Company under the Plan with respect to Performance Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding upon and inure to the benefit of the Participants, Beneficiaries, and their heirs, executors, administrators and legal representatives.
ARTICLE 15.
DISPUTE RESOLUTION
Section 15.1.     Governing Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section 15.2 hereof.
Section 15.2.     Arbitration.

(a)	Application. Notwithstanding any employee agreement in effect between a Participant and the Company or any Affiliate employer, if a Participant or Beneficiary (the “claimant”) brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(b)	Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel
Johnson Controls, Inc.
5757 North Green Bay Avenue
P.O. Box 591
Milwaukee, WI 53201-0591
The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(c)	Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the claimant must initiate and participate in any complaint resolution procedure identified in the Company’s or Affiliate’s personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company or Affiliate complaint resolution procedure has been completed.

(d)	Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

(e)	Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

(f)	Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(g)	Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

Proxy

COMPANY #

VOTE BY TELEPHONE, INTERNET OR MAIL
24 Hours a Day, 7 Days a Week

Use any touch-tone telephone to vote your proxy. Have your Proxy Form and the last four digits of your Social Security Number or Taxpayer Identification Number in hand when you call.

Use the Internet to vote your proxy. Have your Proxy Form and the last four digits of your Social Security Number or Taxpayer Identification Number in hand when you access the website to create your electronic ballot.

Mark, sign and date your Proxy Form and return it in the postage-paid envelope we have provided.

The undersigned, having received the Notice of Meeting and Proxy Statement dated December 12, 2005, and Annual Report on Form 10-K, hereby appoints J.M. Barth and J.D. Okarma, and each of them, proxies with power of substitution to vote for the undersigned at the annual shareholders’ meeting of Johnson Controls, Inc., on January 25, 2006, and at any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for such meeting.
This proxy when properly executed will be voted in the manner directed therein by the undersigned. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and mailed your Proxy Form. This proxy allows you to vote all non-broker account shares of Johnson Controls you hold as of November 17, 2005. If you submit your proxy by telephone or Internet, there is no need for you to mail back your Proxy Form.

▼ Please Detach Here ▼

2006 Annual Meeting — January 25, 2006
The Board of Directors recommends a vote FOR items 1 and 2.

		FOR ALL	WITHHOLD FROM ALL
1.	Election of Directors 01 Dennis W. Archer	☐	☐
02 John M. Barth
03 Paul A. Brunner
04 Southwood J. Morcott
EXCEPTIONS

To withhold authority to vote for any individual nominee(s), write the number code(s) of the nominee(s) in the exceptions box.
☐ Check this box if address change, and indicate correction below:

		FOR	AGAINST	ABSTAIN
2.	Ratification of PriceWaterhouseCoopers as independent auditors for 2006.	☐	☐	☐
The ALTIPP is intended to enhance shareholder value, therefore your Board of Directors recommends a vote FOR item 3.

		FOR	AGAINST	ABSTAIN
3.	Approval of the Johnson Controls, Inc. Annual and Long-Term Incentive	☐	☐	☐
Performance Plan (ALTIPP).
If no direction is made, this proxy will be voted FOR all nominees listed in items 1 and 2, and FOR item 3, and in the discretion of the proxies, upon other such matters which may properly come before the meeting or any adjournments thereof.
[Important information contained on reverse side; please read]

Please sign in box above.
Please sign name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, give full title. For joint accounts, each owner must sign.

Dated:

JOHNSON CONTROLS, INC.
PROXY
2006 Annual Meeting — January 25, 2006
If you are a participant in the Bridgewater LLC Profit Sharing Plan, the Johnson Controls Federal Systems Retirement Savings Plan, the Johnson Controls Interiors PERT Plan, the Johnson Controls, Inc. Savings and Investment Plan, the Trimmasters Retirement Plan, the Johnson Controls, Inc. ASG Production Employees’ Savings and Investment Plan, or the Johnson Controls IFM Retirement Savings Plan, this proxy card also entitles you to direct Fidelity Management Trust Company how to vote Johnson Controls shares credited to your account.
The shares credited to your account in any above-referenced plan will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by January 20, 2006, the plan shares credited to your account will be voted in the same proportion as directions received from participants.
If you hold the Company’s Common Stock, and no voting direction is made, the shares you hold will be voted FOR all nominees listed in items 1 and 2, and in the discretion of the proxies, upon such other matters which may properly come before the meeting or any adjournments thereof. Regarding item 3, shares you hold are counted toward the quorum requirement but they do not affect the determination of whether a non-routine matter is approved or rejected. Broker non-voted shares will not affect the determination of whether item 3 is approved or rejected.
If you own shares by other means than those stated above, you will receive separate proxy materials which you should complete and return as indicated in those materials. To understand the effect of not voting your shares, please refer to the Questions and Answers section of the Proxy Statement.